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Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
CenturyLink, Inc.:

        We consent to the incorporation by reference in the Registration Statements (No. 333-165607 and 333-179888) on Form S-3, the Registration Statements (No. 33-60061, No. 333-160391, No. 333-37148, No. 333-60806, No. 333-150157, No. 333-124854, No. 333-150188, and No. 333-174571) on Form S-8, and the Registration Statements (No. 33-48956, No. 333-17015, No. 333-167339, No. 333-174291, and No. 333-155521) on Form S-4 of CenturyLink, Inc. of our reports dated March 1, 2013, with respect to the consolidated balance sheets of CenturyLink, Inc. and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income (loss), cash flows, and stockholders' equity for each of the years in the three-year period ended December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 annual report on Form 10-K of CenturyLink, Inc.

/s/ KPMG LLP

Shreveport, Louisiana
March 1, 2013

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  Exhibit 23
Consent of Independent Registered Public Accounting Firm